Attachment A





 The Putnam Fund for Growth & Income
 Putnam Income Fund
 Putnam Global Equity Fund
 Putnam Convertible Income-Growth Fund
 Putnam Global Income Trust
 Putnam Managed Municipal Income Trust
 Putnam Master Income Trust
 Putnam Tax Smart Equity Fund
 Putnam Utilities Growth & Income Fund
 Putnam Municipal Bond Fund
 Putnam California Investment Grade Municipal Trust
 Putnam New York Investment Grade Municipal Trust
 Putnam Growth fund
 Putnam Capital Opportunities Fund
 Putnam Mid Cap Value Fund
 Putnam Municipal Opportunities Trust
 Putnam Balanced Retirement  Fund